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                                                                    Exhibit 10.5

                                 LOAN AGREEMENT

         This Loan Agreement ("Agreement") is made this 3rd day of May, 2004, by WSI Industries, Inc., a Minnesota corporation ("Borrower") and the Monticello Economic Development Authority ("Lender"), a public body corporate and politic under the laws of Minnesota.

         RECITALS

         A. In consideration for the loan contemplated by this Agreement, Borrower is executing and delivering to Lender this Loan Agreement.

         B. Lender agrees to loan to Borrower the maximum amount of $350,000 to finance the real estate property including acquisition of a vacant 49,000 square foot manufacturing building ("Project Costs") that is located at 213 Chelsea Road ("Property") in the City of Monticello, Minnesota (the "City").

         ACCORDINGLY, to induce Lender to make the Loan to Borrower, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The Loan Amount. Subject to and upon the terms and conditions of this Agreement, Lender agrees to loan to Borrower the sum of Three Hundred Fifty Thousand and no/100th Dollars ($350,000), or so much thereof as is disbursed to Borrower in accordance with this Agreement ("Loan"). The Loan shall be evidenced by a promissory note ("Note") payable by Borrower to Lender and substantially in the form of Exhibit A attached to this Agreement, which shall be dated as of the date of this Agreement. Proceeds of the Loan shall be disbursed in accordance with Section 3 hereof.

         2. Repayment of Loan. The Loan shall be repaid with interest as follows:

                  (a) Interest at the rate of two percent (2.0%) per annum shall accrue from the Loan Closing Date (as hereinafter defined) until the Loan is repaid in full.

                  (b) Payments of principal and interest shall commence on June 3, 2004 (the "Initial Payment Date") and continue on the third day of each and every month thereafter until paid in full. Such payments shall fully amortize any outstanding balance of the Loan over twenty-five (25) years; provided, however, the entire remaining unpaid balance of principal and interest shall be due and payable on the first day of the sixtieth (60th) month following the Initial Payment Date.

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         3.       Disbursement of Loan Proceeds.

                  (a) The Loan proceeds shall be paid to Borrower on May 3rd, 2004 or such other date as the parties hereto agree ("Loan Closing Date").

                  (b) The following events shall be conditions precedent to the payment of the Loan proceeds to Borrower on the Loan Closing Date:

                           (i) Borrower having executed and delivered to Lender, prior to the Loan Closing Date and without expense to Lender, executed copies of this Agreement and the Note, and Borrower further having caused to be executed and delivered to Lender a guaranty in substantially the form set forth hereto at Exhibit B (the "Guaranty") ;

                           (ii)     Borrower having provided evidence
                  satisfactory to Lender that Borrower has established a separate accounting system for the exclusive purpose of recording the receipt and expenditure of the Loan proceeds; and

                           (iii) Borrower having paid $200 to Lender as a loan origination fee; and

                           (iv) Borrower having paid to Lender the full amount of the legal fees incurred by Lender in the negotiation and preparation of this Agreement and any other agreement or instrument securing the Loan.

                           (v)      Borrower having provided evidence
                  satisfactory to Lender that Borrower has obtained adequate financing to complete all activities related to Borrower's undertakings on the Property.

         4. Representations and Warranties. Borrower represents and warrants to Lender that:

                  (a) Borrower is duly authorized and empowered to execute, deliver, and perform this Agreement and to borrow money from Lender.

                  (b) The execution and delivery of this Agreement, and the performance by Borrower of its obligations hereunder, do not and will not violate or conflict with any provision of law and do not and will not violate or conflict with, or cause any default or event of default to occur under, any agreement binding upon Borrower.

                  (c) The execution and delivery of this Agreement has been duly approved by all necessary action of Borrower, and this Agreement has in fact been duly executed and delivered by Borrower and constitutes its lawful and binding obligation, legally enforceable against it.

                  (d) Borrower warrants that it shall keep and maintain books, records, and other documents relating directly to the receipt and disbursements of Loan proceeds and that any

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         duly authorized representative of Lender shall, at all reasonable times, have access to and the right to inspect, copy, audit, and examine all such books, records, and other documents of Borrower pertaining to the Loan until the completion of all closeout procedures and the final settlement and conclusion of all issues arising out of this Loan.

                  (e) Borrower warrants that it has fully complied with all applicable state and federal laws pertaining to its business and will continue to comply throughout the terms of this Agreement. If at any time Borrower receives notice of noncompliance from any governmental entity, Borrower agrees to take any necessary action to comply with the state or federal law in question.

                  (f) Borrower warrants that it will use the proceeds of the Loan made by Lender solely for the Project Costs.

                  (g) Borrower warrants that it will not create, permit to be created, or allow to exist any liens, charges, or encumbrances prior to the obligation created by this Loan Agreement, except as otherwise authorized in writing by Lender.

         5. Event of Default by Borrower. The following shall be Events of Default under this Agreement:

                  (a) failure to pay any principal or interest on the Loan when due;

                  (b) any representation or warranty made by Borrower herein or in any document, instrument, or certificate given in connection with this Agreement or the Note is false when made;

                  (c) Borrower fails to pay its debts as they become due, makes an assignment for the benefit of its creditors, admits in writing its inability to pay its debts as they become due, files a petition under any chapter of the Federal Bankruptcy Code or any similar law, state or federal, now or hereafter existing, becomes "insolvent" as that term is generally defined under the Federal Bankruptcy Code, files an answer admitting insolvency or inability to pay its debts as they become due in any involuntary bankruptcy case commenced against it, or fails to obtain a dismissal of such case within sixty (60) days after its commencement or convert the case from one chapter of the Federal Bankruptcy Code to another chapter, or be the subject of an order for relief in such bankruptcy case, or be adjudged a bankrupt or insolvent, or has a custodian, trustee, or receiver appointed for, or has any court take jurisdiction of its property, or any part thereof, in any proceeding for the purpose of reorganization, arrangement, dissolution, or liquidation, and such custodian, trustee, or receiver is not discharged, or such jurisdiction is not relinquished, vacated, or stayed within sixty (60) days of the appointment;

                  (d) a garnishment summons or writ of attachment is issued against or served upon Lender for the attachment of any property of Borrower in Lender's possession or any indebtedness owing to Borrower, unless appropriate papers are filed by Borrower contesting

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         the same within thirty (30) days after the date of such service or such shorter period of time as may be reasonable in the circumstances;

                  (e) any breach or failure of Borrower to perform any other term or condition of this Agreement not specifically described as an Event of Default in this Agreement and such breach or failure continues for a period of thirty (30) days after Lender has given written notice to Borrower specifying such default or breach, unless Lender agrees in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, Lender will not unreasonably withhold its consent to an extension of such time if corrective action is instituted by Borrower within the applicable period and is being diligently pursued until the Default is corrected, but no such extension shall be given for an Event of Default that can be cured by the payment of money (i.e., payment of taxes, insurance premiums, or other amounts required to be paid hereunder);

                  (f) any breach by Borrower of any other agreement between Borrower, and Lender or the City of Monticello, Minnesota.

         6. Business Subsidy Agreement. The provisions of this Section constitute the "business subsidy agreement" between Borrower and Lender for the purposes of Minnesota Statutes, Section 116J.993-.995 (the "Business Subsidy Act").

         (a) General Terms. The parties agree and represent to each other as follows:

                  (1) The subsidy provided to Borrower by Lender consists of the Loan made pursuant to this Agreement.

                  (2) The public purposes of the subsidy are to promote development of a precision machining and job shop manufacturing company in the City, increase high quality job growth in the City, stabilize the economic base of the community, and retain the tax base of a vacant building in the City and the State.

                  (3) The goals for the subsidy are: to retain the minimum improvements of a vacant building; to maintain such improvements as a precision machining and job manufacturing facility for at least five years as described in clause (6) below; and to create the jobs and wage levels in accordance with Section 6(b) hereof.

                  (4) If the goals described in clause (3) are not met, such failure to meet the goals will constitute an Event of Default on the part of Borrower.

                  (5) The subsidy is needed because costs make the Project infeasible without public assistance and the Loan provides needed gap financing.

                  (6) Borrower must continue operation on the Property of a precision machining and job shop manufacturing facility for at least five years after the date of May 3, 2004.

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                  (7)      Borrower does not have a parent corporation.

                  (8) Borrower does not expect to receive any additional public assistance in connection with the Property in addition to the assistance provided under this Agreement. Excel Bank will provide private financing for the Property.

         (b) Job and Wage Goals. Within two years after the first date on which any funds are disbursed pursuant to this Agreement (the "Compliance Date"), Borrower shall cause to be created at least 46 new full-time equivalent jobs on the Development Property (the "New Jobs") and shall cause the wages for the New Jobs to be as follows: (i) at least 3 News Job shall pay no less than $12.00 per hour, exclusive of benefits; (ii) at least 11 New Jobs shall pay no less than $14.00 per hour excluding benefits; (iii) at least 5 New Jobs shall pay no less than $16.00; (iv) at least 7 New Jobs shall pay no less than $18.00 per hour; (v) at least 4 New Jobs shall pay no less than $20.00 per hour excluding benefits; and (vi) at least 16 New Jobs shall pay no less than $22.00 per hour excluding benefits.

         (c)      Remedies. If Borrower fails to meet the goals described in
Section 6(a)(3), Borrower shall repay (1) to Lender upon written demand from Lender a "pro rata share" of the amount of any disbursements made to Borrower hereunder and (2) interest on the amounts in clause (1) at the implicit price deflator as defined in Minnesota Statutes, Section 116J.994, subd. 6, accrued from the date of May 3, 2004 to the date of payment. The term "pro rata share" means percentages calculated as follows:

                  (i) if the failure relates to the number of jobs, the jobs required less the New Jobs created, divided by the jobs required;

                  (ii) if the failure relates to wages, the number of jobs required less the number of jobs that meet the required wages, divided by the number of jobs required;

                  (iii) if the failure relates to maintenance of the Minimum Improvements in accordance with Section 6(a)(6), 60 less the number of months of operation as a precision machining and job shop manufacturing facility (where any month in which the facility is in operation for at least 15 days constitutes a month of operation), commencing on the date of May 3, 2004 and ending with the date the facility ceases operation as determined by Lender, divided by 60; and

                  (iv) if more than one of clauses (i) through (iii) apply, the sum of the applicable percentages, not to exceed 100%.

         Nothing in this Section shall be construed to limit Lender's other remedies hereunder. In addition to the remedy described in this Section and any other remedy available to Lender for failure to meet the goals stated in Section 6(a)(3), Borrower agrees and understands that it may not receive a business subsidy from Lender or any other "grantor" (as defined in the Business Subsidy

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Act) for a period of five years from the date of the failure or until Borrower satisfies its repayment obligation under this Section, whichever occurs first.

         (d) Reports. Borrower must submit to Lender a written report regarding business subsidy goals and results by no later than January 25 of each year, commencing January 25, 2005 and continuing until the later of: (i) the date the goals stated Section 6(a)(3) are met; or (ii) if the goals are not met, the date the Loan is repaid in full. The report must comply with Section 116J.993-.995, subdivision 7 of the Business Subsidy Act. Lender will provide information to Borrower regarding the required forms. If Borrower fails to timely file any report required under this Section, Lender will mail Borrower a warning within one week after the required filing date. If, after 14 days of the postmarked date of the warning, Borrower fails to provide a report, Borrower must pay to Lender a penalty of $100 for each subsequent day until the report is filed. The maximum aggregate penalty payable under this Section $1,000.

         (e) Audits. Upon written request of Lender or City in any year, Borrower shall retain at its expense an independent, third party accountant to audit any job and wage report submitted by Borrower under paragraphs (d) or (f) of this Section. Borrower must deliver to Lender a written report from the accountant promptly upon completion of such audit.

         7. Lender's Remedies upon Borrower's Default. Upon an Event of Default by Borrower and after provision by Lender of written notice, Lender shall have the right to exercise any or all of the following remedies (and any other rights and remedies available to it):

                  (a) declare the principal amount of the Loan and any accrued interest thereon to be immediately due and payable upon providing written notice to Borrower;

                  (b)      suspend its performance under this Loan Agreement;

                  (c) take any action provided for at law to enforce compliance by Borrower with the terms of this Agreement and the Note;

                  (d)      exercise its rights under the Guaranty; and

                  (e)      exercise its rights under the Mortgage.

         In addition to any other amounts due on the Loan, and without waiving any other right of Lender under any this Agreement or any other instrument securing the Loan applicable documents, Borrower shall pay to Lender a late fee of $250 for any payment not received in full by Lender within 30 calendar days of the date on which it is due. Furthermore, interest will continue to accrue on any amount due until the date on which it is paid to Lender, and all such interest will be due and payable at the same time as the amount on which it has accrued.

         8. Lender's Costs of Enforcement of Agreement. If an Event of Default has occurred as provided herein, then upon demand by Lender, Borrower shall pay or reimburse Lender for all expenses, including all attorneys fees and expenses incurred by Lender in connection with the

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enforcement of this Agreement and the Note, or in connection with the protection or enforcement of the interests and collateral security of Lender in any litigation or bankruptcy or insolvency proceeding or in any action or proceeding relating in any way to the transactions contemplated by this Agreement.

         9.       Indemnification.

                  (a) Borrower shall and does hereby agree to protect, defend, indemnify and hold Lender, and its officers, agents, and employees, harmless of and from any and all liability, loss, or damage that it may incur under or by reason of this Agreement, and of and from any and all claims and demands whatsoever that may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained herein.

                  (b) Should Lender, or its officers, agents, or employees incur any such liability or be required to defend against any claims or demands pursuant to Section 9, or should a judgment be entered against Lender, the amount thereof, including costs, expenses, and attorneys fees, shall bear interest thereon at the rate then in effect on the Note, shall be secured hereby, shall be added to the Loan, and Borrower shall reimburse Lender for the same immediately upon demand, and upon the failure of Borrower to do so, Lender may declare the Loan immediately due and payable.

                  (c) This indemnification and hold harmless provision shall survive the execution, delivery, and performance of this Agreement and the creation and payment of any indebtedness to Lender. Borrower waives notice of the acceptance of this Agreement by Lender.

                  (d) Nothing in this Agreement shall constitute a waiver of or limitation on any immunity from or limitation on liability to which Borrower is entitled under law.

                  10.      Miscellaneous.

                  (a) Waiver. The performance or observance of any promise or condition set forth in this Agreement may be waived, amended, or modified only by a writing signed by Borrower and Lender. No delay in the exercise of any power, right, or remedy operates as a waiver thereof, nor shall any single or partial exercise of any other power, right, or remedy.

                  (b) Assignment. This Agreement shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of Lender and its successors and assigns. All rights and powers specifically conferred upon Lender may be transferred or delegated by Lender to any of its successors and assigns. Borrower's rights and obligations under this Agreement may be assigned only when such assignment is approved in writing by Lender.

                  (c) Governing Law. This Agreement is made and shall be governed in all

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         respects by the laws of the state of Minnesota. Any disputes, controversies, or claims arising out of this Agreement shall be heard in the state or federal courts of Minnesota, and all parties to this Agreement waive any objection to the jurisdiction of these courts, whether based on convenience or otherwise.

                  (d) Severability. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications that can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.

                  (e) Notice. All notices required hereunder shall be given by depositing in the U.S. mail, postage prepaid, certified mail, return receipt requested, to the following addresses (or such other addresses as either party may notify the other):

                  To Lender:     Monticello Economic Development Authority
                                 505 Walnut Street
                                 Suite 1
                                 Monticello, MN 55362
                                 Attn: Executive Director

                  To Borrower:   WSI Industries, Inc.
                                 213 Chelsea Road
                                 Monticello, MN 55362

         (f) Termination. If the Loan is not disbursed pursuant to this Agreement by October 20, 2004, this Agreement shall terminate and neither party shall have any further obligation to the other, except that if the Loan is not disbursed because Borrower has failed to use its best efforts to comply with the conditions set forth in Section 3 of this Agreement then Borrower shall pay to Lender all reasonable attorneys fees, costs, and expenses incurred by Lender in connection with this Agreement and the Note.

         (g) Entire Agreement. This Agreement, together with the Exhibits hereto, which are incorporated by reference, constitutes the complete and exclusive statement of all mutual understandings between the parties with respect to this Agreement, superseding all prior or contemporaneous proposals, communications, and understandings, whether oral or written, concerning the Loan.

         (h) Headings. The headings appearing at the beginning of the several sections contained in this Agreement have been inserted for identification and reference purposes only and shall not be used in the construction and interpretation of this Agreement.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the proper officers thereunto duly authorized on the day and year first written above.

                                                  MONTICELLO ECONOMIC
                                                  DEVELOPMENT AUTHORITY

                                                  By: /s/ Ronald Hoglund
                                                      --------------------------

                                                  Title: President

                                                  By: /s/ Ollie Koropchak
                                                      --------------------------

                                                  Title: Executive Director

            [SIGNATURE PAGE TO LOAN AGREEMENT - WSI INDUSTRIES, INC.]

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                                                  WSI INDUSTRIES, INC.

                                                  By: /s/ Paul D. Sheely
                                                      --------------------------

                                                  Title: Chief Financial Officer

         [SIGNATURE PAGE TO LOAN AGREEMENT - WSI INDUSTRIES, INC. ]

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